Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-K of Hilb Rogal & Hobbs Company for the year ended December 31, 2005, I, Michael Dinkins, Executive Vice President and Chief Financial Officer of Hilb Rogal & Hobbs Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-K for the year ended December 31, 2005 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-K for the year ended December 31, 2005 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb Rogal & Hobbs Company and its subsidiaries as of and for the periods presented in such Form 10-K.

By:	/s/ MICHAEL DINKINS	Date: March 8, 2006
Michael Dinkins
Executive Vice President and
Chief Financial Officer